EX 99.28(e)(1)(vii)

Amendment to

Amended and Restated Distribution Agreement between

JNL Variable Fund LLC and Jackson National Life Distributors LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company (“Company”), and Jackson National Life Distributors LLC (“JNLD”), a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Whereas, the Company and JNLD entered into an Amended and Restated Distribution Agreement effective April 29, 2013, as amended (“Agreement”), whereby the Company appointed JNLD as distributor (“Distributor”) of the shares of the separate funds (the “Funds”) set forth on Schedule A of the Agreement.

Whereas, the following fund merger and fund name changes have been approved by the Board of Managers of the Company:

Fund Merger:

JNL/Mellon Capital 25 Fund of the Company into the JNL/S&P 4 Fund of JNL Series Trust;

Fund Name Changes:

JNL/Mellon Capital Global 15 Fund to JNL/Mellon Capital Global 30 Fund; and
JNL/Mellon Capital DowSM 10 Fund to JNL/Mellon Capital Dow Index Fund.

Whereas, pursuant to the approval of the fund merger and fund name changes, as outlined above, the parties have agreed to amend Schedule A of the Agreement to:

-	remove the JNL/Mellon Capital 25 Fund and its respective fees; and
-	change the two fund names, as outlined above.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 28, 2015, attached hereto.

In Witness Whereof, the Company and the Distributor have caused this Amendment to be executed as of this 17th day of August 2015, effective September 28, 2015.

Attest:		JNL Variable Fund LLC

By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Life Distributors LLC

By:	/s/ Ali Roach	By:	/s/ Alison Reed
	Ali Roach	Name:	Alison Reed
		Title:	EVP, Operations

Schedule A
Dated September 28, 2015

Fund	Class	Maximum 12b-1 FEE[1]
JNL/Mellon Capital Dow Index Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Global 30 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Nasdaq® 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® 24 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® SMid 60 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Communications Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Consumer Brands Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Financial Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Healthcare Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Oil & Gas Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Technology Sector Fund	Class A	0.20%
	Class B	None

1 As a percentage of the average daily net assets attributable to the specified class of shares.

A-1